Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated April 15, 2026, related to the consolidated financial statements of Digital Brands Group, Inc. as of and for the year ended December 31, 2025, included in its Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

San Diego, California

May 5, 2026